Exhibit 99.1

SIMLATUS CORP.
BALANCE SHEETS

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash	$5,982	$10,681
Accounts receivable	29,350	73,751
Total current assets	35,332	84,432

Security deposit	5,162	5,162

TOTAL ASSETS	$40,494	$89,594

LIABILITIES
Current Liabilities:
Accounts payable	$307,410	$67,227
Accounts payable - related parties	31,269	—
Accrued wages	1,058,808	5,065
Accrued expenses	41,313	41,566
Accrued interest	651,619	—
Derivative liabilities	4,888,497	—
Convertible notes payable in default, net of discount	812,437	—
Convertible notes payable, net of discount	235,516	—
Promissory notes	297,669
Related party liabilities	152,067	—
Total Current Liabilities	8,476,605	113,858

Long term notes payable	61,000	299,169
Long term notes payable, interest	—	51,513

Total liabilities	8,537,605	464,540

Commitments and contingencies	—	—

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.001 par value 20,000,000 shares authorized
Series A: 10,000,000 shares authorized	5,065	—
5,064,929 shares issued and outstanding at December 31, 2018
0 shares issued and outstanding at December 31, 2017
Series B: 10,000,000 shares authorized	1	—
500 shares issued and outstanding at December 31, 2018
0 shares issued and outstanding at December 31, 2017
Common stock, $0.00001 par value 900,000,000 authorized	1,081	—
108,077,937 shares issued and outstanding at December 31, 2018
0 shares issued and outstanding at December 31, 2017
Capital stock	—	14,000
Additional paid in capital	(15,137,988)	13,414
Accumulated earnings (deficit)	6,634,730	(402,360)
Total shareholders’ deficit	(8,497,111)	(374,946)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$40,494	$89,594

The accompanying notes are an integral part of these financial statements

SIMLATUS CORP.
STATEMENT OF OPERATIONS

	Nine months ended
	December 31,
	2018	2017
Sales	$489,016	$606,254
Cost of materials	1,492	—
Gross profit (loss)	487,524	606,254

Operating expenses:
G&A expenses	322,918	388,978
Professional fees	2,278	23,995
Salaries and wages	251,347	227,358
Total operating expenses	576,543	640,331

Loss from operations	(89,019)	(34,077)

Other income (expense):
Gain (loss) on settlement of debt	—	—
Gain (loss) in fair value of derivative liability	7,251,108	—
Interest expense	(78,879)	(15,184)
Total other income (expense)	7,172,229	(15,184)

Net income (loss) before income taxes	7,083,210	(49,261)
Income tax expense	—	—
Net income (loss)	$7,083,210	$(49,261)

Per share information
Weighted average number of common shares outstanding, basic	18,589,285	—
Net income (loss) per common share, basic	$0.38	$(0.00)

Weighted average number of common shares outstanding, diluted	650,419,496	—
Net income (loss) per common share, basic	$0.01	$(0.00)

The accompanying notes are an integral part of these financial statements

SIMLATUS CORP.
STATEMENTS OF CASH FLOWS

	Nine months ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$7,083,210	$(49,261)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of convertible debt discount	18,860	—
Imputed interest	2,982	—
Change in fair value of derivative liability	(7,251,108)	—
Decrease (increase) in operating assets and liabilities:
Accounts receivable	(6,874)	(20,585)
Inventory	1,746	—
Prepaid expenses	3,806	—
Other current assets	—	2,667
Accrued interest	37,567	15,184
Accounts payable	43,745	46,706
Accrued expenses	59,368	14,443
Advances from related parties	2,198	—
Net cash (used in) provided by operating activities	(4,500)	9,154

Cash flows from investing activities:
Effect from reverse merger	1,576	—
Net cash provided by investing activities	1,576	—

Cash flows from financing activities:
Contributed capital	—	3,542
Payments on promissory notes	(1,500)	(2,500)
Net cash (used in) provided for financing activities	(1,500)	1,042

Net increase (decrease) in cash	(4,424)	10,196

Cash, beginning of period	10,406	485
Cash, end of period	$5,982	$10,681

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

Schedule of non-cash investing & financing activities:
Stock issued for debt conversion	$10,448	$—
Derivative settlements	$115,941	$—

The accompanying notes are an integral part of these financial statements